UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  October 15, 2007

SOUTHERN NATURAL GAS COMPANY
(Exact name of Registrant as specified in its charter)

Delaware	1-2745	63-0196650
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

El Paso Building
1001 Louisiana Street
Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (713) 420-2600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

    The information included in Item 3.03 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01 of this Current Report on Form 8-K.

Item 3.03.  Material Modification to Rights of Security Holders.

On October 15, 2007, Southern Natural Gas Company ("SNG"), Wilmington Trust Company, as trustee, and The Bank of New York Trust Company, N.A., as series trustee, entered into a Fifth Supplemental Indenture to the Indenture dated as of June 1, 1987, which indenture governs SNG's outstanding 6.125% Notes due September 15, 2008, 5.90% Notes due April 1, 2017, 7.35% Notes due February 15, 2031 and 8.00% Notes due March 1, 2032.

The fifth supplemental indenture amends the indenture to provide that the covenants in the indenture related to the preservation of SNG's corporate existence and consolidation, merger and sale of assets will not prohibit SNG from conducting a statutory conversion to a non-corporate legal entity such as a general partnership, limited partnership or limited liability company so long as at least one corporation is a co-issuer party to the Indenture and to each series of securities issued under the Indenture and is jointly and severally liable as a primary obligor with respect to the obligations of SNG under the Indenture and such securities, and to make certain other conforming amendments to the indenture.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

4.A
Fifth Supplemental Indenture dated October 15, 2007 by and among SNG, Wilmington Trust Company, as trustee, and The Bank of New York Trust Company, N.A., as series trustee, to Indenture dated as of June 1, 1987.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SOUTHERN NATURAL GAS COMPANY

By:	/s/ John R. Sult
John R. Sult
Senior Vice President, Chief Financial Officer and Controller
(Principal Accounting and Financial Officer)

Dated:  October 15, 2007

EXHIBIT INDEX

Exhibit Number	Description

4.A
Fifth Supplemental Indenture dated October 15, 2007 by and among SNG, Wilmington Trust Company, as trustee, and The Bank of New York Trust Company, N.A., as series trustee, to Indenture dated as of June 1, 1987.